EXHIBIT 23.2

        Consent of KPMG Peat Marwick LLP





                           Independent Auditor's Consent


        The Board of Directors
        Paracelsian, Inc.

        We consent to incorporation by reference in the Registration Statement No. 333-8333 on Form S-3, and Registration Statement No. 333-14215 on Form S-3, of Paracelsian, Inc. of our report dated November 22, 1996, relating to the consolidated balance sheet of Paracelsian, Inc. and subsidiary as of September 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1996, which report appears in the September 30, 1996 annual report on Form 10-KSB of Paracelsian, Inc.




                                   /s/ KPMG Peat Marwick LLP
                                   KPMG PEAT MARWICK LLP


        New York, New York
        December 27, 1996